FOR IMMEDIATE RELEASE

KLA-Tencor Announces Commencement of Tender Offer to

Acquire Belgium's ICOS Vision Systems

SAN JOSE, Calif.-April 7, 2008-KLA-Tencor Corporation (NASDAQ: KLAC) today announced the launch of its tender offer to purchase all outstanding shares, warrants and options of ICOS Vision Systems Corporation NV (Euronext: IVIS). The board of directors of ICOS has issued a memorandum recommending that the security holders of ICOS accept KLA-Tencor's takeover bid, and the ICOS board members holding shares of ICOS have committed to tender their shares in the offer.

The acceptance period for the tender offer begins on April 8, 2008 and is scheduled to end on May 19, 2008 at 4 p.m. (Central European Time). If the bid is completed on May 19, 2008, the results of the bid will be published no later than May 26, 2008, and settlement will take place no later than ten business days following the announcement of the bid results. The bid price is EUR 36.50 for each share, EUR 32.76 for each 2002 warrant and EUR 5.60 for each 2007 option.

The transaction is expected to close in the second calendar quarter of 2008 and is subject to the following closing conditions: (a) the acceptance of the offer by holders of at least 85% of ICOS's outstanding shares, (b) ICOS not having distributed any new dividend to its shareholders prior to completion of the bid, (c) the bid must not be subject to review by any governmental authority regulating antitrust, competition or merger control matters in any jurisdiction beyond the initial phase of review for the applicable jurisdiction, and (d) the absence of any material adverse change with respect to ICOS. KLA-Tencor's current expectation is that, prior to the scheduled end date of the tender offer, it will receive all decisions from the applicable governmental competition authorities as to whether condition (c) above has been satisfied.

The prospectus relating to the tender offer and the ICOS board memorandum referenced above have been approved by the Belgian regulator, the CBFA, on 1 April 2008. Additional details regarding the offer and related acceptance procedures are set forth in the prospectus related to the offer. The prospectus will be available as from 8 April 2008 in Belgium free of charge at the counters of KBC Securities, KBC Bank, CBC Banque or by phone +32 3 283 29 70 (KBC telecenter) or 0800/92020 (CBC Banque) and at Petercam. Electronic versions of the prospectus (including the acceptance form) are available on the following websites: www.kbcsecurities.be, www.kbc.be, www.cbcbanque.be, www.petercam.be and www.kla-tencor.com.

About KLA-Tencor:  KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries.  Headquartered in San Jose, California, KLA-Tencor has sales and service offices around the world.  An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC.  Additional information about KLA-Tencor is available at http://www.kla-tencor.com.

About ICOS: ICOS designs and manufactures inspection equipment for semiconductor packaging and interconnect applications. It is a world-leading supplier of equipment for the visual inspection of IC's, before they are used in various applications such as PC's, portable phones or cars. ICOS's systems perform two- and three-dimensional (2D and 3D) inspection of IC's, wafers, solar cells, substrates, sockets, etc. ICOS offers stand-alone inspection systems, as well as inspection modules for integration. ICOS is headquartered in Leuven, Belgium and has R&D centers in Belgium, Germany and Hong Kong, sales and support offices in Japan, the USA, Singapore, Hong Kong, Korea and Taiwan and production facilities in Belgium, Hong Kong and China. Additional information on ICOS is available at http://www.icos.be.

Disclaimer: With the exception of the CBFA, no other authority in any other jurisdiction has approved the prospectus, the bid or any possible squeeze-out. The bid is made only in Belgium and the United States, and no steps have been or will be taken with a view to obtaining authorization to distribute the prospectus in countries other than Belgium and the United States.

Forward Looking Statements:  Statements in this press release other than historical facts, such as statements regarding the anticipated end date of the acceptance period, the expected dates of announcement of bid results and settlement, the anticipated timing of the closing of the transaction, and the expected timeline within which KLA-Tencor expects to receive decisions from governmental competition authorities, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to those associated with the failure of ICOS shareholders to tender a sufficient number of shares to satisfy the minimum acceptance closing condition; delays in obtaining, or adverse conditions contained in, any required regulatory approvals; failure to consummate or delay in consummating the proposed acquisition for other reasons, changes in laws or regulations; and other similar factors.  For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2007, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein).

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